Exhibit 13.2

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED

Certification

Pursuant to 18 U.S.C. § 1350, the undersigned, Wendell Huang, Senior Vice President, Finance and Chief Financial Officer / Spokesperson of Taiwan Semiconductor Manufacturing Company Limited (the “Company”), hereby certifies, to his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 18, 2024
	By:	/s/ Wendell Huang
		Name:	Wendell Huang
		Title:	Senior Vice President, Finance and Chief Financial Officer / Spokesperson

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.